Exhibit 23.01

LAROCHE PETROLEUM CONSULTANTS, LTD.

CONSENT OF INDEPENDENT PETROLEUM
ENGINEERS AND GEOLOGISTS

As independent oil and gas consultants, LaRoche Petroleum Consultants, Ltd. hereby consents to the use of and reference to its name, and the inclusion of any and all references to its reports (and information contained therein) relating to Westside Energy Corporation (the “Company”), its evaluation of the oil and gas reserves of the Company, and its projections of the oil and gas production of the Company, in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007, and the incorporation by reference thereof into the previously filed Registration Statement on Form S-8 (SEC file no. 333-146992) filed on October 29, 2007, the previously filed Registration Statement on Form S-8 (SEC file no. 333-124890) filed on May 13, 2005, and the previously filed Registration Statement on Form S-8 (SEC file no. 333-114686) filed on April 21, 2004.

LaRoche Petroleum Consultants, Ltd.

By:	/s/ Stephen W. Daniel

Name:	Stephen W. Daniel

Title:	Partner

Dallas, Texas
March 28, 2008